EXHIBIT 99.1

                                ARIS CORPORATION

                        DIRECTORS AND EXECUTIVE OFFICERS



Name                              Position with ARIS                            Address
----                              ------------------                            -------
Paul Y. Song                      Chairman of the Board, Chief Executive        2229 - 112th Avenue NE
                                      Officer and President                     Bellevue, WA  98004

Kendall W. Kunz                   Senior Vice President of North America        2229 - 112th Avenue NE
                                      and Director                              Bellevue, WA  98004

John Y. Song                      Vice President of North America               2229 - 112th Avenue NE
                                      Education                                 Bellevue, WA  98004

Thomas W. Averill                 Vice President of Finance and Chief           2229 - 112th Avenue NE
                                      Financial Officer                         Bellevue, WA  98004

Tina J. Song                      Vice President of Administration              2229 - 112th Avenue NE
                                                                                Bellevue, WA  98004

David W. Melin                    President of ARIS Software, Inc.              2229 - 112th Avenue NE
                                                                                Bellevue, WA  98004

Norbert W. Sugayan, Jr.           Vice President of Law and Corporate           2229 - 112th Avenue NE
                                      Affairs, General Counsel                  Bellevue, WA  98004
                                      and Secretary

Hugh Simpson-Wells                Managing Director of ARIS UK Limited          Wolsey Hall
                                                                                66 Banbury Road
                                                                                Oxford, England OX2 6PR

Bruce R. Kennedy                  Director                                      16430 Ambaum Blvd So.
                                                                                Seattle, WA  98148

Kenneth A. Williams               Director                                      8434 No. Mercer Way
                                                                                Mercer Island, WA  98040

Barry L. Rowan                    Director                                      P. O. Box 8
                                                                                Woodinville, WA  98072



     Paul Y. Song, founder of ARIS Corporation, has been ARIS' President, Chief Executive Officer and Chairman since its incorporation in October 1990. Mr. Song also serves as Chairman for ARIS' subsidiaries, ARIS Software Inc. ("ASI") ARIS UK Limited and ARIS Interactive, Inc. ("AII"). Mr. Song is also an officer of ARIS (International), L.L.C. Paul Y. Song is the husband of Tina J. Song and the brother of John Y. Song.

     Kendall W. Kunz was appointed as ARIS' Senior Vice President of North America in January 1998, and has been a Director of ARIS since March 1997.

     John Y. Song was appointed as ARIS' Vice President North America Education in January 1998, and served as Vice President of Eastern Operations from March 1997 to December 1997. John Y. Song is the brother of Paul Y. Song.

     Thomas W. Averill has served as Vice President of Finance and Chief Financial Officer since joining ARIS in July 1996 and is responsible for the ARIS' financial operations. Mr. Averill also serves as a Director for ARIS' subsidiaries, ASI and ARIS UK Limited and as an officer of ARIS (International), L.L.C.

     Tina J. Song was appointed Vice President of Administration in January 1998 and served as ARIS' Director of Human Resources and Information Technology from January 1995 to December 1997. Ms. Song is the wife of Paul Y. Song.

     David W. Melin has served as President of ASI and its predecessor corporations since August 1996.

     Hugh Simpson-Wells is Managing Director and Secretary of ARIS UK Limited, a subsidiary of ARIS and is responsible for all operations of ARIS UK.

     Norbert W. Sugayan, Jr. was appointed Vice President of Law and Corporate Affairs in March 1999 and has served as the ARIS' General Counsel since February 1996, and as its Secretary since April 1997. He also serves as Secretary of ASI, ARIS (International), L.L.C. and AII.

     Bruce R. Kennedy was appointed as a Director of ARIS in March 1997. Mr. Kennedy is Chairman Emeritus of Alaska Air Group, Inc., a New York Stock Exchange listed company.

     Kenneth A. Williams was appointed as a Director of ARIS in March 1997. Mr. Williams is Chairman and Chief Executive Officer of WorldStream Communications, Inc., a consumer Internet broadcasting company, which he founded in 1997. WorldStream's address is 12320 NE 8th Street, Bellevue, Washington 98005.

     Barry L. Rowan was appointed as a Director of the Company in April 1999.